                                                                CT1350-96

                         AUTOMOBILE PHYSICAL DAMAGE
                     QUOTA SHARE REINSURANCE AGREEMENT
                (hereinafter referred to as the "Agreement")




                                between




                         OMNI INSURANCE COMPANY
                         OMNI INDEMNITY COMPANY
                            Atlanta, Georgia
          (hereinafter referred to collectively as the "Company")




                                   and




                THE SUBSCRIBING REINSURER(S) SPECIFIED IN THE
                    INTERESTS AND LIABILITIES CONTRACT(S)
                       WHICH ATTACH TO THIS AGREEMENT
           (hereinafter referred to collectively as the "Reinsurer")










Term:	Local Standard Time, January 1, 1996 through
Local Standard Time, December 31, 1998, both days inclusive.

06/10/96

                                 CONTENTS                       CT1350-96


ARTICLE                                                         PAGE
- - -------                                                         ----

       PREAMBLE	                                                   1

I      BUSINESS COVERED	                                           2

II     TERRITORY                                                   2

III    COMMENCEMENT AND TERMINATION                                2

IV     EXCLUSIONS                                                  3

V      ORIGINAL CONDITIONS                                         4

VI     LIMIT OF LIABILITY                                          4

VII    NET RETAINED LIABILITY                                      5

VIII   PREMIUM AND COMMISSION                                      5

IX     ADJUSTMENT OF CEDING COMMISSION                             6

X      REPORTS AND REMITTANCES                                     7

XI     LOSS, LOSS ADJUSTMENT EXPENSES AND SALVAGE                  7

XII    OFFSET                                                      8

XIII   ERRORS AND OMISSIONS                                        8

XIV    INSOLVENCY                                                  8

XV     ACCESS TO RECORDS                                           9

XVI    SERVICE OF SUIT                                             9

XVII   CURRENCY                                                   10

XVIII  ARBITRATION                                                10

XIX    TAXES                                                      11

XX     THIRD PARTY BENEFICIARY                                    11

XXI    INTERMEDIARY                                               11

       EXECUTION                                                  12

06/10/96

                                                                CT1350-96

                         AUTOMOBILE PHYSICAL DAMAGE
                     QUOTA SHARE REINSURANCE AGREEMENT
                (hereinafter referred to as the "Agreement")




                                  between




                           OMNI INSURANCE COMPANY
                           OMNI INDEMNITY COMPANY
                             Atlanta, Georgia
          (hereinafter referred to collectively as the "Company")




                                    and




                 THE SUBSCRIBING REINSURER(S) SPECIFIED IN THE
                     INTERESTS AND LIABILITIES CONTRACT(S)
                        WHICH ATTACH TO THIS AGREEMENT
          (hereinafter referred to collectively as the "Reinsurer")





PREAMBLE
- - --------

In consideration of the mutual covenants hereinafter contained the parties hereto agree as follows:

The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company, as provided in this Agreement or any amendments thereof, shall apply to the parties comprising the Company as a group and not separately to each of the parties. Payments by the Reinsurer under this Agreement to any of the parties comprising the Company shall constitute payment to the Company.

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
                                                                CT1350-96
ARTICLE I -  BUSINESS COVERED
- - -----------------------------
The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company on a quota share basis a pro rata share of the net retained liability of the Company under all policies, binders and contracts of insurance or reinsurance (hereinafter referred to as "policies") issued by or on behalf of the Company and classified by the Company as Comprehensive Coverage under all Private Passenger Automobile Physical Damage business (including reinsurance assumed from the Gainsco County Mutual Insurance Company Group in Texas).

The liability of the Reinsurer for each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms and conditions hereinafter set forth.


ARTICLE II -  TERRITORY
- - -----------------------
This Agreement shall apply only to losses occurring within the territorial limits of the Company's original policies.


ARTICLE III -  COMMENCEMENT AND TERMINATION
- - -------------------------------------------
This Agreement shall be effective for the period January 1, 1996 through December 31, 1998, both days inclusive, Local Standard Time, and shall apply to business in force at inception hereof and to business written or renewed during such period. "Local Standard Time" shall mean Standard Time at the home office of the Company.

This Agreement may be cancelled by the Reinsurer at the first or second anniversary during the period upon 15 days prior written notice to the Company. The Company may cancel this Agreement or reduce the cession percentage at the first or second anniversary during the period provided the Reinsurer has earned a full 5% margin and that similar quota share coverage is not purchased.

In the event of cancellation of this Agreement, the Company shall have the option to continue the liability of the Reinsurer for all subject business in force at the date of cancellation for a period not to exceed 12 months, or to reassume from the Reinsurer the Reinsurer's share of the Company's unearned premium reserve for subject business in force at the date of cancellation, net of provisional ceding commission previously allowed thereon.

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
                                                                CT1350-96

In the event the Company elects to continue the Reinsurer's liability for subject business in force at the date of cancellation of this Agreement, the minimum commission to the Company shall be thirty five percent (35%) for the unearned premium reserve applicable to such business.


ARTICLE IV -  EXCLUSIONS
- - ------------------------
This Agreement shall not cover any liability assumed by the Company with respect to:

(1)     All Collision losses;

(2)	Insolvency funds per the attached "Insolvency Fund Exclusion
        Clause";

(3)	Nuclear Energy Risks per the attached "Nuclear Incident Exclusion
        Clause - Physical Damage - Reinsurance - USA";

(4)	War risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority, as excluded under a standard policy containing a standard war exclusion clause;

(5)	Extra Contractual Obligations incurred by the Company under policies covered by this Agreement;

(6)	Loss incurred by the Company in excess of the limits of policies covered by this Agreement;

(7)	Automobile Physical Damage Business with respect to insurance relating to the ownership, maintenance or use of:

	(a)	Fire or police department or salvage patrol apparatus or
		equipment;

	(b)	Ambulances;

	(c)	Automobiles used in exhibitions, races or speed contests;

	(d)	Automobiles owned or used by law enforcement agencies or a
		government, or fire departments;

	(e)	Automobiles making newspaper deliveries or collections in
		cities of more than 100,000 population;

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
                                                                CT1350-96

	(f)	Public automobiles as defined in the manuals of the Insurance
		Services Office;

	(g)	Leasing, renting or hiring out of motorized vehicles or
		trailers;

	(h)	Commercial automobiles;

	(i)	Owned motor vehicles registered and licensed outside the
		United States;

	(j)	Exotic or unusual models as per the underwriting guidelines of
		the Company.

If any business falling within the scope of one or more of the exclusions under subparagraph 7. above is assigned to the Company under an Automobile Insurance Assigned Risk Plan, such exclusion(s) shall not apply to the portion of the limits of liability prescribed by the Automobile Insurance Assigned Risk Plan which come within the retention of the Company and the limits of liability of the Reinsurer.

Business which is beyond the terms, conditions and limitations of subparagraph 7. above may be submitted to the Reinsurer for special acceptance hereunder; and such business, if accepted by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Agreement except as modified by the special acceptance.


ARTICLE V -  ORIGINAL CONDITIONS
- - --------------------------------
The reinsurance provided under this Agreement shall be subject to the same terms, rates, conditions, and waivers, and to the same modifications, alterations and cancelments as the respective policies, contracts, and binders of the Company.

The Reinsurer shall be credited with its exact proportion of the original premiums received by the Company.


ARTICLE VI -  LIMIT OF LIABILITY
- - --------------------------------
The Company shall cede to the Reinsurer and the Reinsurer shall accept as reinsurance of the Company a fixed eighty percent (80%) share of the Company's net retained liability, each loss, each risk, subject to a maximum cession to the Reinsurer of $60,000 (being 80% of $75,000) each loss, each risk.

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
                                                                CT1350-96

For limits reinsured under this Agreement, the Company shall retain, net and unreinsured, an amount equal to twenty percent (20%) of its net retained liability, each loss, each risk.


ARTICLE VII -  NET RETAINED LIABILITY
- - -------------------------------------
"Net retained liability" shall mean that portion of the Company's Gross Liability on all policies the subject matter of this Agreement which may remain after deduction of any reinsurance inuring to the benefit of this Agreement. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.

For the purposes of this Agreement, the Company warrants that it shall maintain other reinsurance on business the subject matter of this Agreement which limits the Company's net retained liability protected hereunder to the $75,000 any one risk or so deemed.


ARTICLE VIII -  PREMIUM AND COMMISSION
- - --------------------------------------
As soon as practicable after the effective date of this Agreement, the Company shall cede to the Reinsurer eighty percent (80%) of the Company's subject unearned premium reserve as of December 31, 1995, less a provisional ceding commission of forty percent (40%).

"Subject unearned premium reserve" shall mean the Company's reserve applicable to the unexpired term of the Company's policies covered under this Agreement as of the inception date hereof, net of cancellations and returns and net of the unearned portion of premiums paid by the Company for all inuring reinsurances applicable to losses under such policies with a date of loss in 1996.

In addition to the above, the Company shall pay to the Reinsurer eighty percent (80%) of the Company's Gross Net Written Premium during the term of this Agreement for business covered hereunder less a provisional ceding commission of forty percent (40%).

"Gross Net Written Premium" shall be defined as the Company's subject Original Gross Written Premium for Comprehensive Coverage under all Private Passenger Automobile Physical Damage coverage, less returns and

                                      -5-
06/10/96

                                                                CT1350-96

less any premium paid for reinsurance inuring to the benefit of this Agreement.

It is understood that the ceding commission payable to the Company under this Agreement (including any commission adjustments) is in allowance for agents commissions and general overhead incurred by the Company


ARTICLE IX -  ADJUSTMENT OF CEDING COMMISSION
- - ---------------------------------------------
The provisional ceding commission allowed the Company under this Agreement shall be subject to adjustment, separately for each twelve month period during the term of this Agreement, in accordance with the following formula:

  If the Reinsurer's loss ratio under this Agreement is fifty-five percent (55%) or higher, the Reinsurer shall allow the Company a minimum ceding commission of forty percent (40%). If the Reinsurer's loss ratio under this Agreement is less than fifty-five percent (55%), the minimum ceding commission allowed the Company shall be increased by one percent (1%) for each one percent (1%) decline in the Reinsurer's loss ratio to a maximum commission of ninety-five percent (95%) at a zero loss ratio. If the loss ratio for a twelve month period, including any debit carried forward is more than 55%, the difference in percentage between the actual loss ratio and 55% shall be multiplied by premiums written for the twelve month period and the product shall be carried forward to the commission adjustment of the next twelve month period as a debit to losses.

Within 45 days following the end of each calendar quarter beginning March 31, 1996, the Company shall calculate in accordance with the above formula the commission due on the premiums written during the quarter. If the commission already allowed exceeds the adjusted commission, the Company shall refund the difference to the Reinsurer. If the commission already allowed is less than the adjusted commission, the Reinsurer shall refund the difference to the Company. Adjusted commission shall continue to be calculated quarterly until all losses occurring during each separate twelve month period during the term of this Agreement have been settled or otherwise concluded as mutually agreed by the parties to this Agreement, at which time the ceding commission shall be final. Upon verification of each calculation by the Company, any balance due either party from provisional commission previously paid or refunded shall be reflected in the quarterly account.

In the event of cancellation of this Agreement, should the Company elect to continue the Reinsurer's liability for subject business in force at the date of

                                      -6-
06/10/96

                                                                CT1350-96

cancellation, the adjusted commission for the unearned premium reserve shall be calculated as for a separate twelve month period.

"Loss Ratio" shall mean the quotient of the total losses paid by the Reinsurer under subject policies for losses occurring during each separate twelve month period divided by the Reinsurer's share of the Company's subject Gross Net Written Premium for the same twelve month period.


ARTICLE X -  REPORTS AND REMITTANCES
- - ------------------------------------
Within forty-five (45) days after the end of each calendar quarter, the Company shall render to the Reinsurer in a format mutually agreed the following:

	1.	A ceded reinsurance premium report (premium earned and
		unearned including details on cancellations and endorsements);
		plus

	2.	A ceded claims report (paid loss and reserves for losses
		outstanding including IBNR for ceded business); plus

	3.	Adjusted ceding commission.

The debtor party as shown in the quarterly reports shall remit the balance due within 30 days of the date of the quarterly report.


ARTICLE XI -  LOSS, LOSS ADJUSTMENT EXPENSES AND SALVAGE
- - --------------------------------------------------------
All loss settlements by the Company, whether under the strict policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation, and the Reinsurer shall benefit proportionately in all salvages and recoveries. All loss adjustment expenses incurred by the Company under subject matter business shall be included in loss hereunder and the sum of indemnity payments plus loss adjustment expense shall be recoverable subject to the limit of this Agreement.

The Company, wherever it deems such action to be appropriate, agrees to enforce its rights to salvage or subrogation relating to any loss and to prosecute all claims arising out of such rights. All salvage and recoveries received subsequent to a loss settlement under this Agreement shall be applied as if received prior to said loss settlement, and the loss shall be refigured on the basis on which it would have been settled had the amount of salvage or recovery been known at the time the loss hereunder was originally determined.

                                      -7-
06/10/96

                                                                CT1350-96

ARTICLE XII -  OFFSET
- - ---------------------
Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from each party to the other (or, if more than one, any other) party hereto under this Agreement; provided, however, that in the event of the insolvency of party hereto, offsets shall be allowed only in accordance with the provisions of applicable insurance law.


ARTICLE XIII -  ERRORS AND OMISSIONS
- - ------------------------------------
Inadvertent delay, error or omission made in connection with this Agreement shall not relieve either party from any liability which should have attached to either party had such delay, error or omission not occurred. Such delay, error or omission shall be rectified upon discovery.


ARTICLE XIV -  INSOLVENCY
- - -------------------------
In the event of the insolvency of one or more than one of the Companies reinsured by this Agreement, this reinsurance shall be payable directly to the insolvent Company(ies), or to its liquidator, receiver, conservator or statutory successor, on the basis of the liability of the insolvent Company(ies) without diminution because of the insolvency of one or more than one of the Companies reinsured by this Agreement or because the liquidator, receiver, conservator or statutory successor of the insolvent Company(ies) has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the insolvent Company(ies) shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company(ies), indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the insolvent Company(ies) or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the insolvent Company(ies) as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the insolvent Company(ies) solely as a result of the defense undertaken by the Reinsurer.

                                      -8-
06/10/96

                                                                CT1350-96

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expenses shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company(ies).

The reinsurance shall be payable by the Reinsurer to the insolvent Company(ies) or to its liquidator, receiver, conservator or statutory successor, except (1) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies) and (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the insolvent Company(ies) as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the insolvent Company(ies) to such payees.


ARTICLE XV -  ACCESS TO RECORDS
- - -------------------------------
The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.


ARTICLE XVI -  SERVICE OF SUIT
- - ------------------------------
(This Article is applicable only to an unauthorized Reinsurer in the State of New York or to the Reinsurer who is domiciled outside the United States of America.)

In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any Court of competent jurisdiction within the United States and will comply with all requirements necessary to give such Court jurisdiction, and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, and in any suit instituted, the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a

                                      -9-
06/10/96

                                                                CT1350-96

general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as his true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the firm to whom the said officer is authorized to mail such process or a true copy thereof.


ARTICLE XVII -  CURRENCY
- - ------------------------
Wherever the word "Dollars" and the sign "$" appear in this Agreement, they shall be construed to mean United States Dollars, and all premiums and losses hereunder shall be payable in United States Currency.


ARTICLE XVIII -  ARBITRATION
- - ----------------------------
As a condition precedent to any right of action hereunder, any dispute arising out of this Agreement, whether arising before or after termination, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in Atlanta, Georgia unless otherwise agreed.

The members of the board of arbitration shall be active or retired, disinterested officials of insurance or reinsurance companies or Lloyd's of London Underwriters, or underwriting members of any Exchange formed for the purpose of writing insurance or reinsurance. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the claimant shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 20 days from the appointment of the umpire. The respondent shall submit its brief within 20 days thereafter, and the claimant may submit a reply brief within 10 days after filing of the respondent's brief.

                                      -10-
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
                                                                CT1350-96

The board shall make its decision with due regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article, and communications shall be made by the Company to each of the reinsurers constituting the one party, provided that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.


ARTICLE XIX -  TAXES
- - --------------------
The Company shall not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.


ARTICLE XX -  THIRD PARTY BENEFICIARY
- - -------------------------------------
Except as expressly provided for in the Article entitled INSOLVENCY, the provisions of this Agreement are intended solely for the benefit of the Company and the Reinsurer. Nothing in this Agreement shall in any manner create or be construed to create any obligations to or establish any rights against any party to this Agreement in favor of any other persons not party to this Agreement.


ARTICLE XXI -  INTERMEDIARY
- - ---------------------------
Alexander Reinsurance Intermediaries, Inc., One Whitehall Street, New York, New York 10004-2109, is hereby recognized as the intermediary by whom this Agreement was negotiated and through whom all communications

                                      -11-
06/10/96

                                                                CT1350-96

relating hereto (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvage and loss settlements) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the Company to Alexander Reinsurance Intermediaries, Inc. shall constitute payment to the Reinsurer, but payment by the Reinsurer to Alexander Reinsurance Intermediaries, Inc. shall constitute payment to the Company only to the extent such payments are actually received by the Company.


EXECUTION
- - ---------
This Agreement is executed by the Company and each Subscribing
Reinsurer(s) by the signing, in duplicate, of the Interests and Liabilities Contract(s) which attach to this Agreement.






















                                      -12-
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
                                                                CT1350-96


                      INTERESTS AND LIABILITIES CONTRACT
                  (hereinafter referred to as the "Contract")



                                   between



                            OMNI INSURANCE COMPANY
                            OMNI INDEMNITY COMPANY
                              Atlanta, Georgia
              (hereinafter referred to collectively as the "Company")



                                     and



                      TRANSATLANTIC REINSURANCE COMPANY
            (hereinafter referred to as the "SUBSCRIBING REINSURER")



                               in respect of the



                          AUTOMOBILE PHYSICAL DAMAGE
                      QUOTA SHARE REINSURANCE AGREEMENT
                 (hereinafter referred to as the "Agreement")



IT IS AGREED that the SUBSCRIBING REINSURER shall have a 100% share in the Interest and Liabilities of the Reinsurer as set forth in the above Agreement to which this Contract is attached. This Contract and the above Agreement shall be effective from January 1, 1996 to December 31, 1998, both days inclusive, Local Standard Time.

The share of the SUBSCRIBING REINSURER in the Interest and Liabilities of the Reinsurer under the above Agreement shall be several and not joint with the shares of any other subscribing reinsurers, and in no event shall the SUBSCRIBING REINSURER participate in the Interest and Liabilities of any other subscribing reinsurer.


06/10/96

                                                                CT1350-96


IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Contract, in duplicate, as of the dates undermentioned.


Signed on this   12th     day of     June             1996,

                          OMNI INSURANCE COMPANY
                          OMNI INDEMNITY COMPANY
                          Atlanta, Georgia

                          Susan H. Scalf     Senior Vice President
                          ------------------------------------------------


and on this      17th     day of     July             1996.

                          TRANSATLANTIC REINSURANCE COMPANY

                          C. L. Gallagher
                          ------------------------------------------------



06/10/96